UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2014

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2014, Cornerstone OnDemand, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, proxies representing 45,291,217 shares of the Company’s common stock, or approximately 85.3% of the total shares entitled to vote, were present and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 25, 2014.

Proposal One – Election of Directors. The following nominees were elected as Class III directors to serve until the 2017 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Nonvotes*
Adam L. Miller	39,825,576	1,534,186	3,931,455
R.C. Mark Baker	40,814,099	545,663	3,931,455

The Company’s Board of Directors is comprised of seven members who are divided into three classes with overlapping three-year terms. The term of the Company’s Class I directors, Byron B. Deeter, S. Steven Singh, and Joseph P. Payne, will expire at the 2015 Annual Meeting of Stockholders. The term of the Company’s Class II directors, James McGeever and Harold W. Burlingame, will expire at the 2016 Annual Meeting of Stockholders.

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
44,697,146	560,896	33,175	—

*	Broker nonvotes do not affect the outcome of the election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss
Vice President, Business Affairs & General Counsel

Date: June 6, 2014